Exhibit 99.4

RYERSON INC.

JOSEPH T. RYERSON & SON, INC.

OFFER TO EXCHANGE

UP TO $600,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS

9% SENIOR SECURED NOTES DUE 2017 REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING

9% SENIOR SECURED NOTES DUE 2017 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AND

UP TO $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS

11  1/4 % SENIOR NOTES DUE 2018 REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING

11  1/4 % SENIOR NOTES DUE 2018 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Brokers, Securities Dealers, Commercial Banks

Trust Companies And Other Nominees:

Enclosed for your consideration is a Prospectus dated             , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Ryerson Inc. (“Ryerson”) and Joseph T. Ryerson & Son, Inc. (together with the Ryerson, the “Company”) to exchange:

—

up to $600,000,000 in principal amount of its 9% Senior Secured Notes due 2017 (the “Senior Secured Exchange Notes”) for any and all of its outstanding 9% Senior Secured Notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Secured Notes”); and

—

up to $300,000,000 in principal amount of its 11  1/4 % Senior Notes due 2018 (the “Senior Exchange Notes” and, together with the Senior Secured Exchange Notes, the “Exchange Notes”) for any and all of its outstanding 11  1/4 % Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Senior Notes” and, together with the Original Senior Secured Notes, the “Original Notes”).

We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1.      The Prospectus;

2.      A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

3.      A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and

4.      A form of Notice of Guaranteed Delivery.

Your prompt action is requested. The Exchange Offer will expire at         , New York City time, on             , 2013, unless extended (the “Expiration Date”). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from Wells Fargo Bank, N.A., the Exchange Agent, by calling (800) 344-5128.

Very truly yours,

Ryerson Inc.

Joseph T. Ryerson & Son, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.